UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301

Bellingham, WA 98226

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Common Stock, par value $0.00001 per share	EXPI	NASDAQ
(Title of Each Class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Director to the Company’s Board

On May 28, 2020, the Board of Directors (the “Board”) of eXp World Holdings, Inc. (the “Company”, “we”, “us”, “our”, or “eXp”) elected Felicia J. Gentry to serve as a member of the Board, effective immediately. Ms. Gentry will serve on the Board until the next annual shareholder meeting in 2021 when all directors will be able to stand for re-election. Ms. Gentry was not appointed to any committees at this time.

Ms. Gentry currently is an eXp Realty agent in Texas, and co-chair and one of the original founders of ONE eXp, eXp Realty’s initiative for diversity and inclusion. She has more than 15 years of experience in the real estate industry, including being named a top local agent in her first year. Ms. Gentry also started several businesses in the rehab, fitness, and sports training industries. She has a masters from Our Lady of Lake University in San Antonio where she focused on entrepreneurship and marketing.

Ms. Gentry has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on June 1, 2020 announcing the election of Ms. Gentry to the Company’s Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Change in Compensation for Named Executive Officers

On April 8, 2020, the Company initiated measures to address future challenges from the coronavirus disease 2019 (“COVID-19”). These measures included cost reduction efforts, including, among other things, a temporary reduction in the base salaries for our named executive officers (“NEOs”). Glenn Sanford, Chief Executive Officer and Chairman of the Board of the Company, Jason Gesing, Chief Executive Officer, eXp Realty LLC, and Jeff Whiteside, Chief Financial Officer of the Company, voluntarily reduced their annual base salaries by 50% temporarily due to the potential impacts of the COVID-19 pandemic on the Company’s business. The cash compensation fees for each independent member of the Board of Directors were reduced by 50% until further notice as well. The Board of Directors approved all temporary changes in director compensation.

On May 28, 2020, the Board voted to reinstate the base salaries for the NEOs and cash compensation fees for the independent members of the Board back to 100% due to the Company’s current performance.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press release issued June 1, 2020

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: June 1, 2020	/s/ James Bramble
James Bramble
General Counsel